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                                                                     EXHIBIT 5.1



                           [BRUCK & PERRY LETTERHEAD]

                                                                        FILE NO.
                                                                        64570.01
                                November 21, 1997


OptimumCare Corporation
30011 Ivy Glenn Drive, Suite 219
Laguna Niguel, CA  92677

        Re:    REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        As counsel for OptimumCare Corporation, a Delaware corporation (the "Company"), we have examined its Restated Certificate of Incorporation, Bylaws and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-8 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total of 100,000 shares of $.001 par value common stock to be issued in connection with the OptimumCare Corporation 401(k) Savings Plan ("Common Stock"), including the exhibits filed therewith and the form of Prospectus (the "Prospectus") to be used in connection with the Registration Statement, and any amendments thereto (collectively, the "Registration Statement").

        Upon the basis of such examination, we are of the opinion that:

        1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Delaware, with all requisite power to conduct the business described in the Registration Statement.

        2. The Company has an authorized capitalization as set forth in Part II,
Item 3 of the Registration Statement.

        3. The shares of the Company's Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the final Prospectus, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                       Very truly yours,


                                             /s/